UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 9, 2008

VYTERIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-32741	84-1394211

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

13-01 Pollitt Drive, Fair Lawn, NJ	07410

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 703-2299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Effective July 9, 2008, Ferring Pharmaceuticals, Inc. (“Ferring”) advanced a $2,500,000 payment which would otherwise be due to Registrant from Ferring should Ferring elect to proceed with Phase II Clinical Trials (“Phase II”) as described in Section 5.04 of the License and Development Agreement dated as of September 27, 2004 (as heretofore amended, the “License Agreement”) between Ferring and Registrant.  The $2,500,000 was advanced in the form of a loan, and Registrant issued a $2,500,000 principal amount secured note (“Note”) to Ferring.  The Note bears interest at the rate of 10% per annum with a 12% per annum default interest rate.  Interest accrues during the term of the Note and is payable in full at maturity.  If Ferring elects to proceed with Phase II, the principal amount of the Note shall be paid off through application of the Phase II payment which would otherwise be due to Registrant under the License Agreement; however, the term of the Note is two years if Ferring does not proceed with Phase II pursuant to the License Agreement.  Pursuant to a Security Agreement entered into a July 9, 2008 between Registrant and Ferring, Registrant’s obligations under the Note are secured by a first lien on its PMK -300 machinery (to be utilized in production of patches for its infertility product being developed in conjunction with Ferring (“Product”)) manufactured by Harro Hofliger for Registrant.

Simultaneously, Registrant and Ferring entered into a Letter Agreement which provides, in part, as follows:

•	Ferring’s license under the License Agreement has become an irrevocable license (subject to Ferring’s fulfillment of its obligations under the License Agreement)

•	Ferring has been granted the irrevocable option to manufacture the Product

•
During the term of the Note, Registrant is restricted from making payments to related parties (other than compensation to current officers and directors) and may only use proceeds from the Note to pay for costs under its agreements and other essential corporate operating expenses

In a related transaction, Ferring loaned Registrant an additional $50,000 to enable payoff of the existing $475,000 principal amount note with Allen Capital Partners, which payoff in full took place on July 8, 2008.  The terms of the $50,000 note mirror the terms of the Note, except that the term is fixed at one year.  The balance of the funds utilized to pay off the Allen Capital note were obtained from Registrant’s operating capital resources, and the Allen Capital note was paid in full in accordance with its original terms.  The payoff of this note also caused the termination of Allen Capital’s senior lien on the Registrant’s assets, and Spencer Trask Specialty Group and its affiliates not retain the senior secured position, subject to Ferring Pharmaceuticals first lien on the PMK 300 machine.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYTERIS, INC.

By:	/s/ Donald Farley
Name: Donald Farley
Title: Executive Chairman

Dated: July 11, 2008